EXHIBIT 5.3
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                             MINTMIRE & ASSOCIATES
                                ATTORNEYS AT LAW
                                                       265 SUNRISE AVENUE
                                                       SUITE 204
                                                       PALM BEACH, FLORIDA 33480
                                                       TEL: (561) 832-5696
                                                       FAX: (561) 659-5371

                                  July 25, 1997

Ms. Noreen Wilson
Environmental Remediation Holding Corporation
420 Jericho Turnpike, Suite 321
Jericho, NY  11753

RE:      Environmental Remediation Holding Corporation
         S-8 Registration Statement

Dear Ms. Wilson:

         Pursuant to your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about July 25, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 2,335,000 shares of your Common Stock (exclusive of any securities associated therewith, the "Stock"), to be sold by you pursuant to your Environmental Remediation Holding Corporation Stock Purchase Plan dated June 28, 1997 (the "Purchase Plan").

         As your counsel, we have examined the proceedings relating to and action taken by you in connection with the adoption of the Purchase Plan. It is our opinion that the 2,335,000 shares of stock that may be issued and sold by you pursuant to the Purchase Plan, when issued and sold in the manner provided in the Purchase Plan, will be validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

                                            Very truly,

                                            /s/ Donald F. Mintmire
                                            Donald F. Mintmire
DFM/lrc
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                                  EXHIBIT 24.1
                           (included in exhibit 5.3)